Exhibit 10.3

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is entered into as of             , 20    by and between Autohome Inc., a company incorporated and existing under the laws of the Cayman Islands (the “Company”), and the undersigned, (the “Indemnitee”).

RECITALS

1. The Company wishes for the Indemnitee to serve on the Board of Directors of the Company (the “Board”) and wishes to provide the Indemnitee with specific contractual assurance of the Indemnitee’s rights to indemnification against claims and related expenses arising from his/her position with the Company or with any other enterprise (including, but not limited to any subsidiary or VIE (as hereinafter defined) of the Company) at the Company’s request to the fullest extent permitted by applicable law.

2. Indemnitee is relying upon the rights afforded under this Agreement in serving on the Board, or in any position with any other enterprise (including, but not limited to any subsidiary or VIE of the Company) at the Company’s request.

AGREEMENT

In consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

A.	DEFINITIONS

The following terms shall have the meanings defined below:

Change in Control shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity; (b) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of ordinary shares of the Company; or (c) any current beneficial shareholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, hereafter becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power represented by the Company’s then outstanding ordinary shares or (ii) the Company is a party to a merger, consolidation, scheme of arrangement, sale of assets or other reorganization, or a proxy contest, as a consequence of which the directors in office immediately prior to such transaction or event constitute less than a majority of the Board or of the board of directors of any successor entity thereafter.

Expenses shall include (i) all liabilities, damages, judgments, fines, penalties, any order for payment of legal costs and amounts paid in settlement, in each case in connection with any Proceeding or Indemnifiable Event (as hereinafter defined) and (ii) all fees, costs and expenses incurred in connection with any Proceeding or Indemnifiable Event (as hereinafter defined), including, without limitation, attorneys’ fees, disbursements and retainers, costs of attachment or similar bond, fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services or other disbursements or expenses, including any expenses paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), being represented, advised, providing information to or preparing for any Proceeding or in good faith in obtaining legal advice on issues relevant to the Indemnitee’s performance of his or her functions and the discharge of their duties as a directorof the Company or any of its subsidiaries or VIEs.

Indemnifiable Event means any event, occurrence, act or omission, either before or after the execution of this Agreement, related or allegedly related to the fact that the Indemnitee is or was a director of the Company or any of its subsidiaries or consolidated variable interest entities (“VIEs”), or is or was serving at the request of the Company as a director of another corporation, partnership, joint venture or other entity, or related to anything done or not done by the Indemnitee in any such capacity either alone or jointly with another person.

IPO means the initial public offering of common stock of the Company.

Participant means a person who is a party to, or witness or participant (including on appeal) in, a Proceeding.

Proceeding means any threatened, pending or completed claim, action, suit, arbitration, mediation, other alternate dispute resolution process, investigation, hearing, inquiry, appeal or any other proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether formal or informal, in which the Indemnitee may be or may have been involved as a party or otherwise by reason of an Indemnifiable Event, including, without limitation, (i) any threatened, pending or completed action, suit or proceeding by or in the right of the Company and (ii) any proceeding initiated by the Indemnitee pursuant to Section C.3 (“Suit to Enforce Rights”) of this Agreement to enforce the Indemnitee’s rights hereunder. If the Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding or his or her conduct is being considered in a Proceeding or he/she is otherwise being considered in connection with a Proceeding by reason of their capacity (as applicable) as director of the Company or any position held with any other enterprise (including, but not limited to any subsidiary or VIE of the Company) at the request of the Company, such situation shall also be considered a Proceeding.

Telstra means Telstra Corporation Limited, its subsidiaries (except the Company and its subsidiaries and VIEs) and any and all affiliates, directors, officers and employees thereof and advisors thereto.

Telstra Insurer means an insurer of any directors’ and officers’ liability insurance policy or policies maintained and provided by Telstra (not including, for the avoidance of doubt, the Liability Policies (as hereinafter defined)), but only in such insurer’s capacity as insurer of such a policy.

B.	AGREEMENT TO INDEMNIFY

1. General Agreement. The Company unconditionally and irrevocably indemnifies the Indemnitee from and against any and all Expenses which the Indemnitee incurs or becomes obligated to incur in connection with any Proceeding, as Participant or otherwise, or any Indemnifiable Event, to the fullest extent permitted by applicable law.

2. Indemnification of Expenses of Successful Party. Subject to and without limitation of Section B.1 (“General Agreement”) above, but notwithstanding any other provision of this Agreement to the contrary, to the extent that the Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue or matter in such Proceeding, the Indemnitee shall be indemnified on a full indemnity basis against all Expenses incurred in connection with such Proceeding or such claim, issue or matter, as the case may be, offset by the amount of cash, if any, actually received by the Indemnitee by way of indemnification for such Expenses from another person resulting from his/her success therein, such that the Indemnitee would be unjustly enriched were it to additionally retain for its benefit such cash.

3. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not for the total amount of Expenses, the Company shall indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

4. Exclusions. Subject to Section F (“Primacy of Indemnification; Subrogation”) of this Agreement, the Indemnitee shall not be entitled to indemnification under this Agreement:

(a) to the extent and for the amount that Indemnitee is entitled to be indemnified and is actually indemnified under a valid, enforceable and collectible insurance policy;

(b) to the extent and for the amount that the Indemnitee is entitled to be indemnified and is actually indemnified other than pursuant to this Agreement;

(c) in connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudicated by final judgment in a court of law (as to which all rights of appeal therefrom have been exhausted or lapsed) to be liable to the Company for intentional misconduct in the performance of his/her duty to the Company unless and then only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is entitled to indemnity for such Expenses as such court shall deem proper;

(d) in connection with any Proceeding initiated by the Indemnitee against the Company, any director or officer of the Company or any other party, and not by way of defense, unless (i) the Company has joined in or the Reviewing Party (as hereinafter defined) has consented to the initiation of such Proceeding, (ii) the Proceeding is one to enforce indemnification rights under this Agreement or any applicable law, (iii) the Proceeding was initiated or maintained in the name of the Indemnitee by any legally authorized individual, entity or regulatory authority, or (iv) the Proceeding was initiated or maintained by the Indemnitee for contribution or indemnity, if the Proceeding directly results from another Proceeding otherwise indemnified under this Agreement;

(e) for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any applicable U.S. state statutory law or common law;

(f) in connection with any Proceeding brought about by the deliberate dishonesty, fraud or gross negligence of the Indemnitee seeking payment hereunder; provided, however, that the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him/her by reason of any alleged dishonesty on his/her part, unless a judgment or other final adjudication thereof (as to which all rights of appeal therefrom have been exhausted or lapsed) adverse to the Indemnitee establishes that he/she committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated;

(g) for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity; or

(h) in connection with any Proceeding arising out of the Indemnitee’s personal tax affairs – except to the extent taxes are incurred by the Indemnitee arising from his/her position with the Company or any position with any other enterprise whereby the Indemnitee is providing services at the request of the Company.

5. No Employment Rights or Obligations. Nothing in this Agreement is intended to create in the Indemnitee any right to continued employment with the Company, nor shall this Agreement impose any independent obligation on the Indemnitee to continue the Indemnitee’s service to the Company. This Agreement shall not be deemed an employment contract or contract for service between the Company (or any other entity) and the Indemnitee.

6. Contribution. If the indemnification provided in this Agreement is unavailable and may not be paid to the Indemnitee for any reason other than those set forth in Section B.4 (“Exclusions”) above, then the Company shall contribute to the amount of Expenses paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company or any enterprise for whom the Indemnitee is providing services at the request of the Company (including, but not limited to any subsidiary or VIE of the Company) on the one hand and by the Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company or any enterprise for whom the Indemnitee is providing services at the request of the Company (including, but not limited to any subsidiary or VIE of the Company) on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Company or enterprise on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this Section B.6 (“Contribution”) were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

7. Overriding Principle. Notwithstanding anything in Section B.3 (“Partial Indemnification”) and/or Section B.6 (“Contribution”) and for the avoidance of all doubt, where the Indemnitee incurs Expenses and is personally liable for the Expenses, Company shall pay those Expenses if, apart from Section B.3 (“Partial Indemnification”) and/or Section B.6 (“Contribution”), the Expenses are payable by the Company, irrespective of whether any other person is also liable for such Expenses in whole or in part.

8. Nature of Indemnities. The indemnities in this Agreement: (i) are continuing obligations, independent of the Company’s other obligations under this Agreement, and (ii) (without limitation of Section E.3 (“Duration of Agreement”)) extend to Expenses arising out of Proceedings brought or arising or maintained after the Indemnitee has ceased being a director of the Company or has ceased holding a position with another enterprise (including any subsidiary or VIE of the Company) at the request of the Company. It is not necessary for the Indemnitee to incur expense, make payment or await the outcome of a claim under any insurance policy (other than the Liability Policies) or other indemnity before enforcing a right of indemnity under this Agreement.

C.	INDEMNIFICATION PROCESS

1. Notice and Cooperation By the Indemnitee. The Indemnitee shall give the Company notice in writing as soon as reasonably practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that the failure to so notify the Company will not relieve the Company from any liability it may have to the Indemnitee, except to the extent that such failure materially prejudices the Company’s ability to defend against such claim. Notice to the Company shall be given in accordance with Section G.6 (“Notices”) below. In addition, the Indemnitee shall give the Company such information and cooperation as the Company may reasonably request.

2. Indemnification Payment.

(a) Advancement of Expenses. The Indemnitee may submit a written request with reasonable particulars to the Company requesting that the Company advance to the Indemnitee all Expenses that may be reasonably incurred by the Indemnitee in connection with a Proceeding or Indemnifiable Event. The Company shall, within ten (10) business days of receiving such a written request by the Indemnitee, advance all requested Expenses to the Indemnitee. Any excess of the advanced Expenses over the actual Expenses will be repaid to the Company.

(b) Reimbursement of Expenses. To the extent the Indemnitee has not requested any advanced payment of Expenses from the Company, the Indemnitee shall be entitled to receive reimbursement for the Expenses incurred in connection with a Proceeding or Indemnifiable Event from the Company as soon as practicable after the Indemnitee makes a written request to the Company for reimbursement, and in any event no later than ten (10) business days after the Company has received such a written request by the Indemnitee,

(c) Determination by the Reviewing Party. Notwithstanding anything foregoing to the contrary, in the event the Reviewing Party informs the Company that the Indemnitee is not entitled to indemnification in connection with a Proceeding or Indemnifiable Event under this Agreement or applicable law, the Company shall be entitled to be reimbursed by the Indemnitee for all the Expenses previously advanced or otherwise paid to the Indemnitee in connection with such Proceeding or Indemnifiable Event; provided, however, that the Indemnitee may bring a suit to enforce his/her indemnification right in accordance with Section C.3 (“Suit to Enforce Rights”) below, and if the Indemnitee brings suit to enforce his/her indemnification right, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under this Agreement or applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expenses previously advanced or otherwise paid to the Indemnitee in connection with such Proceeding or Indemnifiable Event until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s obligation to reimburse the Company for any Expenses previously advanced shall be unsecured and no interest shall be charged thereon. The Company shall continue to advance Expenses in accordance with Section C.2(a) and reimburse Expenses in accordance with Section C.2(b) until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) has been made that the Indemnitee is not entitled to indemnification in connection with a Proceeding or Indemnifiable Event under this Agreement or applicable law.

3. Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if the Indemnitee has not received full indemnification within thirty (30) days after making a written demand in accordance with Section C.2 (“Indemnification Payment”) above, the Indemnitee shall have the right to enforce his/her indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction seeking a determination by the court or challenging any determination by the Reviewing Party or any breach in any aspect of this Agreement. Any final judgment entered by the court shall be binding on the Company and the Indemnitee. Notwithstanding any other provision of this Agreement to the contrary, the Company agrees to reimburse the Indemnitee in full for any Expenses incurred by the Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by the Indemnitee under this Section C.3 (“Suit to Enforce Rights”), or in connection with any claim or counterclaim brought by the Company in connection therewith; provided, however, that the Company is not obligated to reimburse the Indemnitee for any Expenses under this Section C.3 (“Suit to Enforce Rights”) if the court shall determine that the Indemnitee is not entitled to any indemnification hereunder (as to which all rights of appeal therefrom have been exhausted or lapsed).

4. Assumption of Defense. In the event the Company is obligated under this Agreement to advance or bear any Expenses for any Proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, upon delivery to the Indemnitee of written notice of its election to do so; provided, however, that the Company delivers such written notice within fifteen (15) days following the receipt of notice of any such Proceeding under Section C.1 (“Notice and Cooperation By the Indemnitee”). After delivery of such notice by the Company, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, unless (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded, based on written advice of independent counsel (whose expenses in this regard will be paid by the Company), that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, (iii) the Indemnitee shall have reasonably concluded that counsel selected by the Company may not be adequately representing the Indemnitee, (iv) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, or (v) the Proceeding involves the Company or any of its subsidiaries or VIEs as a co-defendant or a potential co-defendant or (without limitation of paragraph (ii) of this Section C.4 (“Assumption of Defense”)) there is otherwise a reasonable likelihood of conflict between the interests of the Indemnitee and (as applicable) the Company or any of its subsidiaries or VIEs (including having regard to the types and nature of orders or penalties that may respectively be made or imposed on the Indemnitee and (as applicable) the Company or any of its subsidiaries or VIEs), in any of which events the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. At all times, the Indemnitee shall have the right to employ counsel in any Proceeding at the Indemnitee’s expense.

5. Defense to Indemnification, Burden of Proof and Presumptions. It shall be a defense to any action brought by the Indemnitee against the Company to enforce this Agreement that it is not permissible under this Agreement or applicable law for the Company to indemnify the Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company to have made a determination prior to the commencement of such action by the Indemnitee that indemnification is proper under the circumstances because the Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or the Company that the Indemnitee had not met such applicable standard of conduct shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

6. No Settlement Without Consent. Neither party to this Agreement shall settle any Proceeding without the other party’s written consent unless the Indemnitee is not entitled to indemnification under this Agreement. Neither the Company nor the Indemnitee shall unreasonably withhold, delay or condition its consent to any proposed settlement.

7. Company Participation. Subject to Sections C.4 (“Assumption of Defense”) and B.6 (“Contribution”), the Indemnitee shall give the Company a reasonable and timely opportunity, at the Company’s expense, to participate in the defense, conduct and/or settlement of any judicial action or claim; provided, however, that the failure to give the Company such reasonable and timely opportunity to participate will not relieve the Company from any liability it may have to the Indemnitee, except to the extent that such failure materially prejudices the Company’s ability to defend such judicial action or claim.

8. Access to Books and Records.

(a) To the extent not otherwise permitted by law, the Company shall provide the Indemnitee (i) with reasonable access, at all reasonable times and upon reasonable notice, to the Company’s books and records, including any register, financial reports and Board papers, in order for the Indemnitee to have the opportunity to make such investigation as he/she shall reasonably desire in connection with any Proceeding, or for any other purpose if and to the extent approved by the Board or its delegates, and (ii) copies of any such books and records free of charge.

(b) The Company agrees to use reasonable endeavors to maintain, and to procure that each of its subsidiaries or VIEs uses its reasonable endeavors to maintain (i) a complete set of Board papers, in electronic or in paper form, in an orderly fashion, at a secure place or secure places, and (ii) such other books and records in accordance with their usual practices and policies.

(c) The Company agrees to notify the Indemnitee (i) if any books and records which the Indemnitee is to be given or has been given access are the subject of legal or professional privilege in favor of the Company or any of its subsidiaries or VIEs, and (ii) of the general nature of acts, omissions or conduct that could cause the privilege to be waived, extinguished or lost.

(d) The Indemnitee has the right to access the books and records in accordance with this Section C. 8 (“Access to Books and Records”) after the Indemnitee has ceased being a director of the Company or any other enterprise for which he/she provided services at the request of the Company.

9. Determination of Entitlement to Indemnification.

(a) For purposes of this Agreement, the “Reviewing Party” with respect to the determination of each indemnification request of the Indemnitee shall be (A) the Board, with such determination being made by a majority vote of the Board, notwithstanding whether one or more Director is or has been a party to the Proceeding or is concerned with the relevant Indemnifiable Event with respect to which indemnification is being sought, or (B) if (i) the Board so directs or (ii) there has been a Change in Control, Independent Counsel (as hereinafter defined), with such determination evidenced by a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. If it is determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten (10) days after such determination if not already advanced or reimbursed by the Company in accordance with Section C.2 (“Indemnification Payment”). The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination under this Agreement of the Indemnitee’s entitlement to indemnification. Any reasonable costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom to the extent as aforesaid.

(b) If the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section C.9(b). Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the Board by a majority vote shall select), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section C.9(d) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If the determination of entitlement to indemnification is to be made by Independent Counsel, but within twenty (20) days after submission by the Indemnitee of a written request for indemnification, no Independent Counsel shall have been selected and not objected to, then the Board by a majority vote shall select the Independent Counsel. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting under this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section C.9(b), regardless of the manner in which such Independent Counsel was selected or appointed.

(c) In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his/her conduct was unlawful. For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Company and any other corporation, partnership, joint venture or other entity of which the Indemnitee is or was serving at the written request of the Company as a director, officer, employee, agent or fiduciary, including financial statements, or on information supplied to the Indemnitee by the officers and directors of the Company or such other corporation, partnership, joint venture or other entity in the course of their duties, or on the advice of legal counsel for the Company or such other corporation, partnership, joint venture or other entity or on information or records given or reports made to the Company or such other corporation, partnership, joint venture or other entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or such other corporation, partnership, joint venture or other entity. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent, employee or fiduciary of the Company or such other corporation, partnership, joint venture or other entity shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section C.9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company or any of its subsidiaries or VIEs or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or any of its subsidiaries or VIEs or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above.

D.	DIRECTOR AND OFFICER LIABILITY INSURANCE

1. Liability Insurance.

(a) The Company shall have obtained as of the date hereof, and will thereafter maintain, a policy or policies of insurance with reputable insurance companies providing the directors of the Company with coverage for liabilities and losses incurred in connection with their acts, omissions and services to the Company and for any other enterprise for whom he/she provides services at the request of the Company (including any subsidiaries and VIEs of the Company), including such acts, omissions and services performed in connection with the IPO, and to provide coverage in respect of the Company’s indemnification obligations under this Agreement (the “Liability Policies”) and which contains the kinds of terms, conditions, exclusions and additional cover commonly included in a directors’ and officers’ liability insurance policy in the United States of America for a company in the position of the Company and having regard to the Company’s circumstances at the relevant time.

(b) The Company shall continue to maintain such policy or policies for the benefit of the Indemnitee, notwithstanding whether the Indemnitee has ceased acting or serving in any capacity at the Company or any other enterprise at the Company’s request. The Company must use its best endeavours to ensure that the terms of the Liability Policies it maintains for the Indemnitee after he/she has ceased acting or serving in any capacity at the Company or any other enterprise at the Company’s request, taken as a whole, are no less favorable to the Indemnitee than (i) the terms of the Liability Policies extending cover to the Indemnitee immediately prior to his/her ceasing to serve in any capacity at the Company or any such other enterprise, and (ii) the terms of the Liability Policies applicable to the directors and officers of the Company remaining in office.

(c) The Indemnitee acknowledges that the negotiation of the terms of the Liability Policies in any given period may: (i) involve the insurer/s varying the terms of one or more of the Liability Policies offered, which, if accepted by the Company, may provide less coverage or less favorable coverage for the Indemnitee, (ii) involve a decision by the Company, acting reasonably, to balance the proposed level of premiums against the terms offered, or (iii) result in a decision by the Company to accept varied terms or to change insurers, but only in a manner consistent with the Company’s obligations under this Section D.1 (“Liability Insurance). Subject to and without limitation of the foregoing, to the extent the Company determines in good faith that coverage is no longer reasonably available, it shall notify promptly the Indemnitee before it terminates such insurances, and such termination must be approved by a vote of at least two-thirds of the members of the Board.

(d) Upon request by the Indemnitee, the Company shall provide to the Indemnitee a copy of each certificate of currency in respect of each Liability Policy issued from time to time by the Company’s insurers. The Company will also provide the Indemnitee with a copy of any Liability Policy within thirty (30) days of a request for such from the Indemnitee. The Company shall promptly notify the Indemnitee of any material changes in such insurance coverage, and of any expiration or lapse of all or any part of such insurance coverage.

2. Primacy of Liability Insurance. Any such policy or policies of insurance obtained and maintained by the Company in accordance with Section D.1 (“Liability Insurance”) above will, unless otherwise agreed by Telstra Corporation Limited,:

(a) provide that (i) the policy is to be primary and non contributing to any rights of the Indemnitee to indemnification, advancement of expenses and/or insurance provided by Telstra or the Telstra Insurers (collectively, the “Telstra Indemnitors”) and (ii) any indemnities provided by the Telstra Indemnitors in favor of or extending protection to the Indemnitee are excess of, and non contributing with the policy; and

(b) provide that the insurer agrees to irrevocably waive, relinquish and release the Telstra Indemnitors from any and all claims against any Telstra Indemnitor (i) for contribution, (ii) in or resulting from subrogation or (iii) for any other recovery of any kind, whether by exercise of rights acquired by assignment or otherwise.

3. Coverage of the Indemnitee.

(a) The purchase, establishment and maintenance of the Liability Policies shall not in any way limit or affect the rights or obligations of the Company or the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies.

(b) If, at the time the Company receives notice from any source of a Proceeding to which the Indemnitee is a party or a Participant (as a witness or otherwise) or otherwise becomes aware of circumstances which may give rise to such a Proceeding, the Company has an insurance policy or policies providing directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of such Proceeding or circumstances to the insurers in accordance with the procedures set forth in the respective policies.

(c) The Company agrees to (i) use reasonable endeavors not to do or permit to be done anything which prejudices, and to promptly rectify anything which might prejudice, coverage under the Liability Policies, and (ii) give the Indemnitee reasonable assistance to allow the Indemnitee to obtain a separate insurance policy if required.

E.	NON-EXCLUSIVITY; FEDERAL PREEMPTION; TERM

1. Non-Exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnitee may be entitled under the Articles of Association, applicable law or any written agreement between the Indemnitee and the Company (including its subsidiaries and VIEs). The indemnification provided under this Agreement shall continue to be available to the Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he/she may have ceased to serve in any such capacity at the time of any Proceeding.

2. Federal Preemption. Notwithstanding the foregoing, both the Company and the Indemnitee acknowledge that in certain instances, U.S. federal law or public policy may override applicable law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. The Indemnitee acknowledges that the U.S. Securities and Exchange Commission (the “SEC”) believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify the Indemnitee. Except to the extent precluded by law from doing so, the Company shall continue to advance Expenses in accordance with Section C 2.(a). and reimburse Expenses in accordance with C.2(a) until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) has been made that the Company is prohibited from indemnifying the Indemnitee under this Agreement or otherwise.

3. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an officer and/or a director (or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as the Indemnitee shall be subject to any Proceeding or liability (contingent or otherwise) for an Indemnifiable Event by reason of his/her former or current capacity at the Company or any other enterprise at the Company’s request until final determination or completion of such Proceeding or until expiry of all limitation periods in respect of any Indemnifiable Event, whether or not he/she is acting or serving in any such capacity at the time any Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director of the Company or any other enterprise at the Company’s request.

F.	PRIMACY OF INDEMNIFICATION; SUBROGATION

1. Primacy of Indemnification. The Company hereby acknowledges that the Indemnitee has or may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Telstra Indemnitors. The Company hereby agrees (i) that, as between the Company and the Telstra Indemnitors, the Company is the indemnitor of first resort and that the Company’s obligations to the Indemnitee are primary and any obligation of the Telstra Indemnitors to advance Expenses or to provide indemnification for the same Expenses incurred by the Indemnitee are secondary and non contributing to the Company’s obligations to the Indemnitee, (ii) that the Company shall be required to advance the full amount of Expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses to the fullest extent legally permitted and as required by the terms of this Agreement, without regard to any rights the Indemnitee may have against the Telstra Indemnitors, and (iii) that the Company irrevocably waives, relinquishes and releases the Telstra Indemnitors from any and all claims against any Telstra Indemnitor (A) for contribution, (B) in or resulting from subrogation or (C) for any other recovery of any kind, whether by exercise of rights acquired by assignment or otherwise. The Company further agrees that no advancement or payment by the Telstra Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company shall affect the foregoing and the Telstra Indemnitors shall have a right to be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree (a) that the Telstra Indemnitors are express third-party beneficiaries of the terms of this Section F (“Primacy of Indemnification; Subrogation”), (b) that the Indemnitee holds the terms provided in this Section F (“Primary of Indemnification; Subrogation”) upon trust for the Telstra Indemnitors and (c) that, without limitation of the Indemnitee’s entitlement to enforce and plead such terms in any jurisdiction for its own benefit and on behalf of the Tesltra Indemnitors, the Telstra Indemnitors may themselves also directly enforce and plead such terms in any jurisdiction.

2. Subrogation. Except as provided in Section F.1 (“Primacy of Indemnification”) above, in the event of payment to the Indemnitee by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee; provided, however, that the Company shall under no circumstances be subrogated to any rights of recovery against any Telstra Indemnitor. The Indemnitee, at the request of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents as reasonably necessary to enable the Company to bring suit to enforce such rights.

G.	MISCELLANEOUS

1. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

2. Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party; except that the Company may, without such consent, assign all such rights and obligations to a successor in interest to the Company which assumes all obligations of the Company under this Agreement. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as the Indemnitee’s spouses, heirs, and personal and legal representatives.

3. Severability and Construction. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to a court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. In addition, if any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. The parties hereto acknowledge that they each have opportunities to have their respective counsel review this Agreement. Accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either of the parties hereto.

4. Counterparts. This Agreement may be executed in two counterparts, both of which taken together shall constitute one instrument.

5. Governing Law. This agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto hereunder shall be governed, construed and interpreted in accordance with the laws of the State of New York, United States of America, without giving effect to conflicts of law provisions thereof.

6. Notices. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Autohome Inc.

10th Floor, Tower B, CEC Plaza

3 Dan Ling Street

Haidan District, Beijing 100080

The People’s Republic of China

Attn: Chief Financial Officer

and to the Indemnitee at:

the address set forth on Annex A hereto.

7. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

COMPANY

AUTOHOME INC.

By:
Name:
Title:

INDEMNITEE

Name:

Annex A

Name and Business Address

Attn:
Tel:
Fax:
Email: